Exhibit 99.1
Cary, NC
Contact:  Shawn Poe, CFO   919-677-4019

Ply Gem Reports Fourth Quarter 2008 Results

March 30, 2009, Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced fourth quarter 2008 net sales of $234.5 million, a 26.2% decrease from the $317.9 million for  the same period in 2007.  For the full year of 2008, net sales were $1,175.0 million or 13.8% lower than the $1,363.5 million of net sales for the full year of 2007.
Adjusted EBITDA for the fourth quarter of 2008 was $5.7 million compared to $32.3 million for the fourth quarter of 2007.  For the full year of 2008, Adjusted EBITDA was $92.5 million compared to $172.5 million for the full year of 2007.
Our net loss before unusual items for the fourth quarter was $27.9 million as compared to a net loss of $10.0 million for the fourth quarter of 2007.  For the full year of 2008, our net loss before unusual items was $55.5 million as compared to net income of $7.5 million for the full year of 2007.
Gary E. Robinette, President and CEO, said “Ply Gem's fourth quarter and full year sales and EBITDA results reflect the challenging market conditions that continue to exist in the current economic environment.  We continue to pursue the initiatives that are helping us compete effectively in this historic housing slump.  We continue to realign our cost structure for current and future market demand.  At the same time, we are focused on maximizing cash flow and outperforming the market place in all business units, allowing us to emerge stronger when the economy recovers .”
Shawn K. Poe, Vice President and Chief Financial Officer, said "On March 25, 2009, Ply Gem announced that it would incur a fourth quarter non-cash goodwill impairment charge of approximately $250.0 million in addition to the $200.0 million non-cash goodwill impairment charge recorded in the Company’s third quarter financial results.  These non-cash impairment charges are a result of the depressed market conditions that currently exist in residential new construction and remodeling markets.  These goodwill impairment charges did not affect Ply Gem’s cash position, cash flow from operating activities, revolver availability or liquidity position and does not have any affect on current or future operations of the Company.”
Ply Gem Industries, Inc. is a leading manufacturer of residential exterior building products.  The company sells a broad range of vinyl siding, vinyl, aluminum, wood and clad windows, aluminum trim coil, aluminum siding and accessories, and vinyl and composite fence and railing products.  Ply Gem is a wholly-owned subsidiary of Ply Gem Holdings, Inc.  For more information, please visit the Company’s website at www.plygem.com.
Ply Gem management will host a conference call on March 30, 2009 at 11:00 a.m. EST to report fourth quarter results.  To participate please call 866-314-5050 and use call confirmation number 43670819.

Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise.  This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.

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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended
	December 31, 2008	December 31, 2007
		Revised (1)
	(Amounts in thousands)

Net sales	$234,541	$317,902
Costs and expenses:
Cost of products sold	201,772	260,752
Selling, general and administrative expenses	38,081	42,728
Amortization of intangible assets	4,911	4,406
Goodwill impairment	250,000	-
Intangible asset impairment	-	4,150
Total costs and expenses	494,764	312,036
Operating earnings (loss)	(260,223)	5,866
Foreign currency gain (loss)	(356)	45
Interest expense	(33,576)	(24,244)
Interest income	131	433
Loss before benefit for income taxes	(294,024)	(17,900)
Benefit for income taxes	(27,716)	(5,330)
Net loss	$(266,308)	$(12,570)
Goodwill impairment, net of taxes	238,387	-
Intangible asset impairment, net of taxes	-	2,532
Net loss before unusual items	$(27,921)	$(10,039)

	For the twelve months ended
	December 31, 2008	December 31, 2007
		Revised (1)
	(Amounts in thousands)

Net sales	$1,175,019	$1,363,546
Costs and expenses:
Cost of products sold	972,546	1,076,507
Selling, general and administrative expenses	162,940	162,609
Amortization of intangible assets	19,650	17,631
Goodwill impairment	450,000	-
Intangible asset impairment	-	4,150
Total costs and expenses	1,605,136	1,260,897
Operating earnings (loss)	(430,117)	102,649
Foreign currency gain (loss)	(911)	3,961
Interest expense	(138,015)	(99,698)
Interest income	617	1,704
Income (loss) before provision (benefit) for income taxes	(568,426)	8,616
Provision (benefit) for income taxes	(69,951)	3,634
Net income (loss)	$(498,475)	$4,982
Goodwill impairment, net of taxes	425,096	-
Intangible asset impairment, net of taxes	-	2,532
Financing costs, net of taxes	17,916	-
Net income (loss) before unusual items	$(55,463)	$7,514

(1)	Certain amounts in the prior fiscal year have been reclassified to conform to the presentation adopted in the current fiscal year.

The accompanying notes are an integral part of this unaudited condensed consolidated statement of operations.

    1.    The accompanying condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2008 and 2007 consolidated financial statements of Ply Gem Holdings, Inc. and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

The accompanying statements of operations include the consolidated results of operations for the periods from January 1, 2008 to December 31, 2008 and January 1, 2007 to December 31, 2007, of Ply Gem Holdings, Inc. and its subsidiaries.

2.
Adjusted EBITDA means net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories, goodwill impairment charges, and restructuring and integration costs associated with acquisitions.  Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies.  Management believes that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.  Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP.  You are cautioned not to place undue reliance on Adjusted EBITDA.

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the three months ended
	December 31, 2008	December 31, 2007
		Revised (1)
Net loss	$(266,308)	$(12,570)
Interest expense, net	33,445	23,811
Benefit for income taxes	(27,716)	(5,330)
Depreciation and amortization	14,530	14,812
Goodwill impairment	250,000	-
Intangible asset impairment	-	4,150
Non cash (gain)/loss on currency transaction	356	(45)
Non cash charge of purchase price
allocated to inventories	19	1,289
Restructuring/integration expense	1,413	6,140
Adjusted EBITDA	$5,739	$32,257

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the twelve months ended
	December 31, 2008	December 31, 2007
		Revised (1)
Net income (loss)	$(498,475)	$4,982
Interest expense, net	137,398	97,994
Provision (benefit) for income taxes	(69,951)	3,634
Depreciation and amortization	61,765	54,067
Goodwill impairment	450,000	-
Intangible asset impairment	-	4,150
Non cash (gain)/loss on currency transaction	911	(3,961)
Non cash charge of purchase price
allocated to inventories	19	1,289
Restructuring/integration expense	10,859	10,356
Adjusted EBITDA	$92,526	$172,511

3.	Long-term debt amounts in the selected balance sheets at December, 2008 and December 31, 2007 consisted of the following:
	December 31, 2008	December 31, 2007
	(Amounts in thousands)

Senior term loan facility	$-	$677,910
ABL facility	60,000	-
Senior subordinated notes due 2012, net of unamortized premium of $146 and $186	360,146	360,186
Senior secured notes due 2013, net of unamortized discount of $5,960	694,040	-
	1,114,186	1,038,096
Less current maturities	-	6,873
	$1,114,186	$1,031,223

4.	The following is a summary of selected balance sheet amounts at December, 2008 and December 31, 2007:

	December 31, 2008	December 31, 2007
		Revised (1)
	(Amounts in thousands)

Cash and cash equivalents	$58,289	$52,053
Accounts receivable, less allowances	90,527	111,653
Inventories	123,412	131,982
Prepaid expenses and other current assets	19,985	16,462
Property and equipment, net	170,011	198,996
Intangible assets, net	193,604	213,257
Goodwill	390,779	835,820
Accounts payable	59,603	83,102
Current maturities of long-term debt	-	6,873
Long-term debt, less current maturities	1,114,186	1,031,223
Stockholder's equity (deficit)	(242,628)	241,787